GROWERS DIRECT COFFEE CONFIRMS BOARD CHANGES AND 2008 GROWTH PLANS

New York, New York, Growers Direct Coffee Company, Inc. (OTCBB: GWDC): announced today that as previously announced in a press release dated November 28, 2007, the Board of Directors at a meeting on February 22, 2008 appointed Paul Khakshouri, our current Chief Operating Officer, as the new President. The Board also appointed Vincent Cafici and Nepal Muhuri as two new directors. Shailen Singh resigned as the President but remains as the Chairman and Chief Financial Officer. Mr. Vincent Cafici will be appointed the new Chief Financial Officer on or before March 31, 2008.  These changes in management will allow Grower’s Direct to more efficiently and aggressively pursue the overwhelming demand for our green coffee beans from around the world.

Paul Khakshouri, commented “the management changes are essential to turn the Company into a profitable entity with healthy finances for the benefit of our shareholders and optimizing the established global green bean sale and distribution networks. We are in negotiations with Colombia coffee farmers and anticipate adding Colombia as another green bean supply source in the next quarter.”

Mr. Khakshouri further stated that “we anticipate our revenue for the first 3 months of 2008 to be in the range of $700,000 to $1,000,000, the increase assisted by arrival of Jamaican coffee in the first quarter of 2008”

Mr. Robert Barker, a coffee expert, commented on the quality of the first shipment of Jamaican Blue Mountain coffee “ the coffees have nice aromatics of butterscotch, very sweet and balanced, good silky body, smooth acidity as expected, mild nutty flavor with a hint of cedar and milk chocolate, all in all a good coffee for the first delivery.”

The China Joint Venture’s opening of specialty gourmet cafés in Shanghai, China is still moving forward but has been delayed due to holidays and weather issues in China. The construction of the first café is progressing and a new opening date will be announced in the near future.

Growers Direct Coffee Company Inc. is a world-wide distributor and marketer of the green bean coffee grown in Papua New Guinea, “Penlyne Castle” brand “Jamaican Blue Mountain” coffee grown by Blue Mountain Coffee Co-Operative Society Ltd (“BMCC”) of Jamaica and Ethiopian Fair Trade and Organic certified coffee. Coffee in Papua New Guinea is grown by the Company’s shareholder-farmers in the Highland region’s rich volcanic soils between the altitudes of 4,000 and 6,000 feet above sea level. Papua New Guinea, “Jamaican Blue Mountain” and Ethiopian Fair Trade and Organic certified coffees are well regarded by consumers for their uniqueness, consistency and special flavor characteristics. For more information about our coffee products, visit our website at www.growersdirectcoffee.com. Our wholly owned subsidiary, Uncommon Grounds Inc., established in 1984, is a coffee roasting and wholesale company based in Berkeley, California. Visit the website at HUwww.uncommongrounds.netUH to purchase artisan roasted blends and single origin coffee beans from Papua New Guinea, Jamaica, Sumatra, Columbia, Brazil and Nicaragua.

Except for the historical matters contained herein, statements in this press release contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the Company's current and future business and prospects. Actual results could differ materially, as a result of various risk factors including but not limited to: (1) competition in the markets for the Company's coffee; (2) the ability of the Company to execute its business plan; and (3) other factors detailed in the Company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that transactions described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this press release.  This release should be read in conjunction with our Annual Report on Form 10-KSB and our other filings with the SEC through the date of this release, which identifies important factors that could affect the forward-looking statements in this release.  In addition, factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, and other risks associated generally with the green bean coffee business. These forward-looking statements are not guarantees of future performance.

Malone & Associates, LLC, Corporate Relations, Rico Stubbs or Stacey Salanoa, Tel: 888 739 9477

Or visit website: HUwww.opportunitesforthefuture.comUH

Mike Khakshouri at Corporate Enquiries Tel: 212 532 2444